As filed with the Securities and Exchange Commission on January 17, 2001.
                                           Registration Statement No.  333-64617
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           --------------------------
                               ConAgra Foods, Inc.
             (Exact name of registrant as specified in its charter)
         Delaware                                                47-0248710
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)
                               One ConAgra Drive
                           Omaha, Nebraska 68102-5001
                                 (402) 595-4000
          (Address, including zip code, and telephone number, including area code, of registrant's principal corporate offices)

                               James P. O'Donnell
              Executive Vice President and Chief Financial Officer
                               ConAgra Foods, Inc.
                                One ConAgra Drive
                           Omaha, Nebraska 68102-5001
                                 (402) 595-4000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                   Copies to:
                            David L. Hefflinger, Esq.
                      McGrath, North, Mullin & Kratz, P.C.
                       Suite 1400, One Central Park Plaza
                              Omaha, Nebraska 68102
                            ------------------------

     This  Registration   Statement  on  Form  S-3  (No.  333-64617)  registered
1,310,370 shares of ConAgra Foods common stock, par value $5.00, 309,500 of which remain unsold. ConAgra Foods is deregistering such 309,500 unsold shares of ConAgra Foods common stock, because such shares may now be publicly sold without registration.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, ConAgra Foods, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 17th day of January, 2001.

                                       CONAGRA FOODS, INC.

                                       By: /s/ Bruce C. Rohde
                                           Bruce C. Rohde
                                           President and Chief Executive Officer

     Pursuant  to  the   requirements   of  the  Securities  Act  of  1933  this
Post-Effective Amendment to Registration Statement has been signed below by the following persons in the capacities indicated on the 17th day of January, 2001.

     Signature                               Title

/s/ Bruce C. Rohde                       President, Chief Executive
Bruce C.  Rohde                          Officer and Director

/s/ James P. O'Donnell                   Executive Vice President and
James P.  O'Donnell                      Chief Financial Officer
                                         (Principal Financial Officer)

/s/ Jay D. Bolding                       Senior Vice President and Controller
Jay D.  Bolding                          (Principal Accounting Officer)

C. M. Harper*                            Director
Robert A. Krane*                         Director
Mogens Bay*                              Director
Carl E. Reichardt*                       Director
Ronald W. Roskens*                       Director
Marjorie M. Scardino*                    Director
Walter Scott, Jr.*                       Director
Kenneth E. Stinson*                      Director
Clayton K. Yeutter*                      Director

*Bruce C. Rohde, by signing his name hereto, signs this Post-Effective Amendment to Registration Statement on behalf of each of the persons indicated. A Power-of-Attorney authorizing Bruce C. Rohde to sign this Post Effective Amendment to Registration Statement on behalf of each of the indicated Directors of ConAgra Foods, Inc. has been previously filed.

                                         By: /s/ Bruce C. Rohde
                                             Bruce C. Rohde
                                             Attorney-In-Fact